Exhibit 4

         AMENDMENT NO. 1 TO RIGHTS AGREEMENT

     AMENDMENT NO. 1 dated as of September 22, 1998 to the Rights Agreement dated as of February 20, 1998 (the
"Rights Agreement") between MascoTech, Inc., a Delaware corporation (the "Company"), and The Bank of New York, as
Rights Agent (the "Rights Agent").

                   W I T N E S S E T H

     WHEREAS, the parties hereto desire to amend the Rights Agreement in certain respects;

       NOW, THEREFORE, the parties hereto agree as follows:

     Section 1.  Defined Terms; References.  (a)
Unless otherwise specifically defined herein, each term used herein which is defined in the Rights Agreement has the meaning assigned to such term in the Rights
Agreement.  Each reference to "hereof", "hereunder",
"herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Rights Agreement shall, after this Amendment becomes effective, refer to the Rights Agreement as amended hereby.

     (b) Section 1 of the Rights Agreement is hereby amended by deleting the definition of "Continuing
Directors" contained therein.

     (c) Section 1 of the Rights Agreement is hereby amended by deleting the word "Continuing" from subsection
(a) of the definition of  "Acquiring Person".

     (d) Section 1 of the Rights Agreement is hereby amended by deleting the words ", and in accordance with, "from subsection (b)(ii)(A) of the definition of "Beneficial Owner".

     (e) Section 1 of the Rights Agreement is hereby amended by deleting from the definition of "Distribution
Date" both instances of the word "Continuing".



     Section 2.  Exercise of Rights; Expiration Date of
Rights. Section 7(d) of the Rights Agreement is hereby amended by deleting the word "Continuing" from the first sentence thereof.

     Section 3.  Adjustment of Purchase Price, Number
and Kind of Shares or Number of Rights.  Section 11 of
the Rights Agreement is hereby amended by:



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     (a)  replacing the words "a majority of the
Continuing Directors has determined to be@ in the first sentence of subsection (a)(iii) thereof with the word
"are";

     (b) replacing each instance of the words "(as determined by the Continuing Directors based upon the advice of a nationally recognized investment banking firm selected by the Continuing Directors)" in subsection
(a)(iii) thereof with the words "(based upon the advice of a nationally recognized investment banking firm)";

     (c)  deleting the second sentence of subsection
(a)(iii) thereof;

     (d) replacing the words "first and/or second sentence of this Section 11(a)(iii)" in the third sentence of subsection (a)(iii) thereof with the words
"preceding sentence";

     (e) replacing the words "Substitution Period in order to seek any authorization of additional shares and/or" in the third sentence of subsection (a)(iii) thereof with the words "30-day period set forth above in order";

     (f)       replacing the words "such first and/or
second" in the third sentence of subsection (a)(iii) thereof with the words "the preceding";

     (g) deleting the words ", or, if at the time of such selection there is an Acquiring Person, by a majority of the Continuing Directors" from the second sentence of subsection (d)(i) thereof;

     (h)  replacing the words "majority of the
Continuing Directors" in the third sentence of subsection
(d)(i) thereof with the words "nationally recognized investment banking firm";

     (i) deleting the words "by a majority of the Continuing Directors, or, if there are no Continuing
Directors," from the fourth sentence of subsection (d)(i) thereof;

     (j) deleting the words "selected by the Board of Directors" from the fourth sentence of subsection (d)(i) thereof;

     (k) deleting the words "by a majority of the Continuing Directors then in office, or, if there are no Continuing Directors," from subsection (d)(iii) thereof;
and

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     (l)  deleting the words "selected by the Board of
Directors" from subsection (d)(iii) thereof.

     Section 4.  Fractional Rights and Fractional Shares.
Section 14(a) of the Rights Agreement is hereby amended
by:

     (a) deleting the words ", or, if at the time of such selection there is an Acquiring Person, by a majority of the Continuing Directors" from the penultimate sentence thereof; and

     (b)  replacing the words "majority of the Continuing
Directors" in the last sentence thereof with the words "nationally recognized investment banking firm".

      Section 5.  Redemption.  Section 23(a) of the
Rights Agreement is hereby amended by:

     (a) deleting the word "Continuing" in the first sentence thereof; and



     (b) deleting the proviso from the first sentence thereof and the semicolon immediately preceding such proviso.

     Section 6.  Exchange.  (a)  Section 24(a) of the
Rights Agreement is hereby amended by deleting the word
"Continuing"in the first sentence thereof.

     (b) Section 24(b) of the Rights Agreement is hereby amended by replacing the word "Continuing" in the first sentence thereof with the words "majority of the".

     Section 7.  Supplements and Amendments.  Section 27
of the Rights Agreement is hereby amended in its entirety to read in full as follows:

     Prior to the Distribution Date, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of certificates representing shares of Common Stock. At any time when the Rights are no longer redeemable, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity or correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein; provided that no such supplement or amendment may (a) adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), (b) cause

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this Agreement again to become amendable other than in
accordance with this sentence, or (c) cause the Rights again to become redeemable. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section, the Rights
Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

     Section 8.  Determination and Actions by the Board
of Directors, Etc .  Section 29 of the Rights Agreement
is hereby amended by:

     (a) deleting the first parenthetical from the second sentence thereof; and

     (b) deleting the second parenthetical clause and the words "or the Continuing Directors" from the last sentence thereof.

     Section 9.  Severability.  Section 31 of the
Rights Agreement is hereby amended by deleting the proviso contained therein and the semicolon that immediately precedes such proviso.

     Section 10.  Form of Right Certificate.  Exhibit B
to the Rights Agreement is hereby amended by deleting the word "Continuing" in subparagraph (a) of the seventh paragraph thereof.

     Section 11.  Summary of Terms.  Exhibit C to the
Rights Agreement is hereby amended by:

     (a) deleting the words "Continuing" from the first footnote thereof;

     (b)     deleting the second footnote thereof;

     (c) deleting the word "Continuing" under the heading "Exchange";

     (d)     deleting both instances of the word
"Continuing" under the heading "Redemption".

     (e)     restating the language under the heading
"Amendments" in its entirety to read in full as follows:

     Prior to the Distribution Date, the Rights
Agreement may be amended in any respect.



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     After the Distribution Date, the Rights Agreement
may be amended by the Board of Directors in any respect that does not (i) adversely affect the Rights holders
(other than any Acquiring Person and certain affiliated persons), (ii) cause the Rights Agreement again to become amendable other than in accordance with this paragraph or
(iii) cause the Rights again to become redeemable.

     Section 12.  Governing Law.  This Amendment shall be
governed by and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law rules, except that the rights and obligations of the Rights Agent shall be governed by the laws of the State of New York.

     Section 13.  Counterparts.  This Amendment may be
signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     Section 14.  Effectiveness.  This Amendment shall
become effective upon execution by each of the parties hereto of a counterpart hereof.



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     IN WITNESS WHEREOF, the parties hereto have caused
this Amendment to be duly executed as of the date first above written.

                      MASCOTECH, INC.
                      By: /s/Richard A. Manoogian
                        Name:   Richard A. Manoogian
                       Title:  Chairman


                      THE BANK OF NEW YORK

                      By: /s/John Sivertsen
                          Name: John Sivertsen
                          Title:     Vice President


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